UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2011

FEDEX CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (901) 818-7500

FEDERAL EXPRESS CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 1-7806

Delaware	71-0427007
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3610 Hacks Cross Road, Memphis, Tennessee	38125
(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (901) 369-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS.
Item 1.01. Entry into a Material Definitive Agreement.
On April 26, 2011, FedEx Corporation (“FedEx”), as borrower, entered into a $1 billion five-year credit agreement (the “New Credit Agreement”) with a syndicate of banks and other financial institutions (the “Lenders”), including JPMorgan Chase Bank, N.A., individually and as administrative agent, Citibank, N.A., individually and as syndication agent, BNP Paribas and SunTrust Bank, each individually and as a co-documentation agent. The syndicate of Lenders was arranged by J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners.
The New Credit Agreement replaced the $1 billion Three-Year Credit Agreement dated as of July 22, 2009, among FedEx, JPMorgan Chase Bank, N.A., individually and as administrative agent, and certain lenders (the “Terminated Agreement”). The Terminated Agreement was terminated effective April 26, 2011.
The New Credit Agreement provides the terms under which the Lenders will make available to FedEx an unsecured revolving credit facility in an aggregate amount of up to $1 billion. Borrowings under the New Credit Agreement may be used for FedEx’s general corporate purposes, including commercial paper back-up and acquisitions. As of April 29, 2011, FedEx had not made any borrowings under the New Credit Agreement.
The Lenders’ commitments under the New Credit Agreement will terminate on April 26, 2016 (the “Maturity Date”), unless terminated earlier by FedEx or by the administrative agent upon an event of default. FedEx’s obligations under the New Credit Agreement are guaranteed by the same FedEx subsidiaries that guarantee FedEx’s outstanding public debt securities.
Loans under the New Credit Agreement will bear interest at a rate per year generally equal to, at FedEx’s election, either:
•	the greater of (a) the administrative agent’s announced prime rate, (b) the federal funds effective rate plus 0.5%, and (c) the adjusted London Interbank Offered Rate (“LIBO Rate”) for a one-month interest period plus 1.0%, plus the applicable margin for such loans (“ABR Loans”); or
•	the LIBO Rate for the selected term, plus the applicable margin for such loans (“Eurodollar Loans”).
FedEx will also pay commitment fees on the average daily undrawn amount of the facility. The applicable margin for loans and the applicable commitment fees will vary depending upon FedEx’s senior unsecured non-credit-enhanced long-term debt ratings. For example, based upon FedEx’s current ratings of BBB (Standard & Poor’s) and Baa2 (Moody’s Investors Service), the applicable margin for ABR Loans would be 0.25%, the applicable margin for Eurodollar Loans would be 1.25%, and the applicable commitment fee rate is 0.25% per year on undrawn commitments.

The New Credit Agreement contains customary affirmative and negative covenants, as well as customary events of default. The financial covenant in the New Credit Agreement is identical to the one in the Terminated Agreement and requires FedEx to maintain a leverage ratio of adjusted debt (long-term debt, including the current portion of such debt, plus six times FedEx’s last four fiscal quarters’ rentals and landing fees) to capital (adjusted debt plus total common stockholders’ investment) that does not exceed 0.7 to 1.0.
Certain of the Lenders, as well as certain of the lenders under the Terminated Agreement, and their affiliates engage in transactions with, and perform services for, FedEx and its affiliates in the ordinary course of business and have engaged, and may in the future engage, in other commercial banking transactions and investment banking, financial advisory and other financial services transactions with FedEx and its affiliates.
The foregoing description of the New Credit Agreement is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
The information set forth above under Item 1.01 regarding the Terminated Agreement is hereby incorporated by reference into this Item 1.02.
SECTION 2. FINANCIAL INFORMATION.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

99.1	Five-Year Credit Agreement dated as of April 26, 2011, among FedEx Corporation, JPMorgan Chase Bank, N.A., individually and as administrative agent, and certain lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

FedEx Corporation
Date: April 29, 2011	By:	/s/ HERBERT C. NAPPIER
Herbert C. Nappier
Staff Vice President and Corporate Controller

Federal Express Corporation
Date: April 29, 2011	By:	/s/ J. RICK BATEMAN
J. Rick Bateman
Vice President and Worldwide Controller

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Five-Year Credit Agreement dated as of April 26, 2011, among FedEx Corporation, JPMorgan Chase Bank, N.A., individually and as administrative agent, and certain lenders.

E-1